Exhibit 99.1

Electronic Arts Reports Strong Q2 FY21 Financial Results

REDWOOD CITY, CA – November 5, 2020 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2020.

“Thanks to the incredible work of our teams and everything they continue to do for players while working from home, we’re delivering more fan-favorite games, growing our leading live services, and engaging more players across more platforms than ever before,” said CEO Andrew Wilson. “Our business has grown significantly this year, and we are projecting continued expansion into FY22 and beyond.”

“We delivered a quarter well above our guidance, driven by our live services, particularly Madden and FIFA. This resulted in a new record trailing twelve-month cash flow of $2.04 billion. We are pleased to announce a new share repurchase program and also to initiate a dividend for the first time in EA history,” said COO and CFO Blake Jorgensen. “We are on track to deliver strong growth this year and expect continued growth in fiscal 2022 and in the years to come. Apex Legends is on track to become our latest billion-dollar franchise by the end of the fiscal year. All of our studios continue to execute amazingly well and have enabled us to launch an industry-leading eight games since the beginning of the fiscal year, while continuing to deliver live services content and expand onto new platforms.”

EA has posted a refreshed slide presentation and a financial model of EA’s historical results and guidance on EA’s IR website at www.ir.ea.com. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR website. News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•Net bookings* for the trailing twelve months was $5.577 billion, up 8% year-over-year.
•Launched EA SPORTSTM UFC® 4, Madden NFL 21, Rocket Arena, and Star WarsTM:
Squadrons during the quarter.
•Madden NFL 21 has nearly 30% more players year-over-year.
•Life to date, FIFA 20 has reached nearly 35 million players on console and PC.
•EA Play now has more than 6.5 million paid subscribers.
•During the fiscal year, EA launched more than 125 games and content packs on the Steam platform.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

Selected Financial Highlights and Metrics

•Net cash provided by operating activities was $61 million for the quarter and a record $2.041 billion for the trailing twelve months.
•EA announced a new $2.6 billion, two-year stock repurchase program and declared a quarterly cash dividend of $0.17 per share.

Quarterly Financial Highlights

	Three Months Ended
	September 30,
	2020	2019
(in $ millions, except per share amounts)
Full game	282	580
Live services and other	869	768
Total net revenue	1,151	1,348

Net income	185	854*
Diluted earnings per share	0.63	2.89*

Operating cash flow	61	37

Value of shares repurchased	—	306
Number of shares repurchased	—	3.3
____________________________
*Includes the impact of one-time tax benefits recognized during the fiscal quarter.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended September 30, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	1,151	—	(241)	—
Cost of revenue	286	—	—	(2)
Gross profit	865	—	(241)	2
Total operating expenses	716	(6)	—	(111)
Operating income	149	6	(241)	113
Interest and other income, net	(10)	—	—	—
Income before provision for income taxes	139	6	(241)	113
Number of shares used in computation:
Diluted	293

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Financial Highlights for the Trailing Twelve Months

	Twelve Months Ended
	September 30,
	2020	2019
(in $ millions)
Full game	1,686	1,726
Live services and other	3,904	3,358
Total net revenue	5,590	5,084

Net income	1,314	2,746*

Operating cash flow	2,041	1,748

Value of shares repurchased	674	1,204
Number of shares repurchased	6.5	12.9

*Includes the impact of one-time tax benefits recognized during the period.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended September 30, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,590	—	(13)	—
Cost of revenue	1,351	(8)	—	(5)
Gross profit	4,239	8	(13)	5
Total operating expenses	2,857	(24)	—	(392)
Operating income	1,382	32	(13)	397
Interest and other income, net	13	—	—	—
Income before provision for income taxes	1,395	32	(13)	397

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019*	2020*	2019*
(in $ millions)
Total net revenue	1,151	1,348	5,590	5,084
Change in deferred net revenue (online-enabled games)	(241)	(35)	(13)	79
Net bookings	910	1,313	5,577	5,163
*At the beginning of FY21, EA changed the way in which it presents net bookings. Periods prior to the first quarter of FY21 have been recast for comparability to align with these changes. For more information, please see the Financial Reporting FAQ on our IR website.

Stock Repurchase Program and Dividend

EA’s Board of Directors has approved a new two-year program to repurchase up to $2.6 billion of EA's common stock.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

In addition, EA’s Board of Directors initiated a quarterly dividend and declared a cash dividend of $0.17 per share of EA’s common stock. The dividend is payable on December 23, 2020 to stockholders of record as of the close of business on December 2, 2020.

Business Outlook as of November 5, 2020

The following forward-looking statements reflect expectations as of November 5, 2020. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2021 Expectations – Ending March 31, 2021

Financial metrics:
•Net revenue is expected to be approximately $5.625 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $325 million.
•Net income is expected to be approximately $924 million.
•Diluted earnings per share is expected to be approximately $3.15.
•Operating cash flow is expected to be approximately $1.850 billion.
•The Company estimates a share count of 293 million for purposes of calculating fiscal year 2021 diluted earnings per share.

Operational metric:
•Net bookings is expected to be approximately $5.950 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	5,625	—	325	—
Cost of revenue	1,485	—	—	(3)
Operating expense	3,022	(20)	—	(442)
Income before provision for income taxes	1,086	20	325	445
Net income	924
Number of shares used in computation:
Diluted shares	293

Third Quarter Fiscal Year 2021 Expectations – Ending December 31, 2020

Financial metrics:
•Net revenue is expected to be approximately $1.675 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $675 million.
•Net income is expected to be approximately $180 million.
•Diluted earnings per share is expected to be approximately $0.61.
•The Company estimates a share count of 294 million for purposes of calculating third quarter fiscal year 2021 diluted earnings per share.

Operational metric:
•Net bookings is expected to be approximately $2.350 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending December 31, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,675	—	675	—
Cost of revenue	599	—	—	—
Operating expense	840	(5)	—	(115)
Income before provision for income taxes	227	5	675	115
Net income	180
Number of shares used in computation:
Diluted shares	294
For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on November 5, 2020 at 2:00 pm PT (5:00 pm ET) to review its results for the second fiscal quarter ended September 30, 2020 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 324-3683 (domestic) or (509) 844-0959 (international), using the conference code 6481848 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 19, 2020 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 6481848. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2021 expectations under the heading “Business Outlook as of November 5, 2020,” and other information regarding EA's fiscal 2021 and fiscal 2022 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

These forward-looking statements are current as of November 5, 2020. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2020.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. STAR WARS © & TM 2020 Lucasfilm Ltd. All rights reserved. John Madden, NFL, UFC and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenue	1,151	1,348	2,610	2,557
Cost of revenue	286	405	574	592
Gross profit	865	943	2,036	1,965
Operating expenses:
Research and development	421	387	859	768
Marketing and sales	156	152	277	262
General and administrative	133	128	269	238
Acquisition-related contingent consideration	—	2	—	3
Amortization of intangibles	6	6	11	11
Total operating expenses	716	675	1,416	1,282
Operating income	149	268	620	683
Interest and other income (expense), net	(10)	16	(13)	37
Income before provision for (benefit from) income taxes	139	284	607	720
Provision for (benefit from) income taxes	(46)	(570)	57	(1,555)
Net income	185	854	550	2,275
Earnings per share
Basic	0.64	2.89	1.90	7.69
Diluted	0.63	2.89	1.88	7.66
Number of shares used in computation
Basic	289	295	289	296
Diluted	293	296	292	297

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on July 30, 2020 for the three months ended September 30, 2020 plus a comparison to the actuals for the three months ended September 30, 2019.

	Three Months Ended September 30,
	2020		2020	2019
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,125	26	1,151	1,348
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(250)	9	(241)	(35)
Cost of revenue
Cost of revenue	280	6	286	405
GAAP-based financial data
Acquisition-related expenses	—	—	—	(2)
Stock-based compensation	—	(2)	(2)	(1)
Operating expenses
Operating expenses	755	(39)	716	675
GAAP-based financial data
Acquisition-related expenses	(5)	(1)	(6)	(8)
Stock-based compensation	(110)	(1)	(111)	(91)
Income before tax
Income before tax	83	56	139	284
GAAP-based financial data
Acquisition-related expenses	5	1	6	10
Change in deferred net revenue (online-enabled games)[1]	(250)	9	(241)	(35)
Stock-based compensation	110	3	113	92
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	0.21	0.43	0.64	2.89
Diluted	0.21	0.42	0.63	2.89
Number of shares
Basic	289	—	289	295
Diluted	293	—	293	296

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	September 30, 2020	March 31, 2020[2]
ASSETS
Current assets:
Cash and cash equivalents	4,059	3,768
Short-term investments	1,972	1,967
Receivables, net	423	461
Other current assets	376	321
Total current assets	6,830	6,517
Property and equipment, net	458	449
Goodwill	1,891	1,885
Acquisition-related intangibles, net	42	53
Deferred income taxes, net	1,937	1,903
Other assets	312	305
TOTAL ASSETS	11,470	11,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	164	68
Accrued and other current liabilities	1,083	1,052
Deferred net revenue (online-enabled games)	639	945
Senior notes, current, net	599	599
Total current liabilities	2,485	2,664
Senior notes, net	397	397
Income tax obligations	301	373
Deferred income taxes, net	1	1
Other liabilities	211	216
Total liabilities	3,395	3,651

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	145	—
Retained earnings	8,016	7,508
Accumulated other comprehensive loss	(89)	(50)
Total stockholders’ equity	8,075	7,461
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,470	11,112

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income	185	854	550	2,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	40	35	77	72
Stock-based compensation	113	92	215	165
Change in assets and liabilities
Receivables, net	83	(529)	39	(235)
Other assets	(157)	9	(113)	33
Accounts payable	109	91	106	51
Accrued and other liabilities	(30)	144	(96)	88
Deferred income taxes, net	(42)	(626)	(32)	(1,800)
Deferred net revenue (online-enabled games)	(240)	(33)	(307)	(454)
Net cash provided by operating activities	61	37	439	195
INVESTING ACTIVITIES
Capital expenditures	(25)	(27)	(63)	(72)
Proceeds from maturities and sales of short-term investments	724	435	1,418	793
Purchase of short-term investments	(752)	(721)	(1,416)	(1,984)
Net cash used in investing activities	(53)	(313)	(61)	(1,263)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	40	30	43	33
Cash paid to taxing authorities for shares withheld from employees	(8)	(4)	(77)	(55)
Repurchase and retirement of common stock	—	(306)	(78)	(611)
Payment of contingent consideration	—	(32)	—	(64)
Net cash provided by (used in) financing activities	32	(312)	(112)	(697)
Effect of foreign exchange on cash and cash equivalents	6	(5)	25	(3)
Change in cash and cash equivalents	46	(593)	291	(1,768)
Beginning cash and cash equivalents	4,013	3,533	3,768	4,708
Ending cash and cash equivalents	4,059	2,940	4,059	2,940

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY20	FY20	FY20	FY21	FY21	Change
Net revenue
Net revenue	1,348	1,593	1,387	1,459	1,151	(15%)
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(35)	428	(131)	(69)	(241)
Gross profit
Gross profit	943	1,085	1,118	1,171	865	(8%)
Gross profit (as a % of net revenue)	70%	68%	81%	80%	75%
GAAP-based financial data
Acquisition-related expenses	2	5	3	—	—
Change in deferred net revenue (online-enabled games)[1]	(35)	428	(131)	(69)	(241)
Stock-based compensation	1	1	1	1	2
Operating income
Operating income	268	361	401	471	149	(44%)
Operating income (as a % of net revenue)	20%	23%	29%	32%	13%
GAAP-based financial data
Acquisition-related expenses	10	12	9	5	6
Change in deferred net revenue (online-enabled games)[1]	(35)	428	(131)	(69)	(241)
Stock-based compensation	92	91	91	102	113
Net income
Net income	854	346	418	365	185	(78%)
Net income (as a % of net revenue)	63%	22%	30%	25%	16%
GAAP-based financial data
Acquisition-related expenses	10	12	9	5	6
Change in deferred net revenue (online-enabled games)[1]	(35)	428	(131)	(69)	(241)
Stock-based compensation	92	91	91	102	113
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	2.89	1.18	1.43	1.25	0.63	(78%)
Number of diluted shares used in computation
Basic	295	292	290	288	289
Diluted	296	294	292	292	293

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY20	FY20	FY20	FY21	FY21	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	181	286	211	223	163	(10%)
Packaged goods	399	403	145	136	119	(70%)
Full game	580	689	356	359	282	(51%)
Live services and other	768	904	1,031	1,100	869	13%
Total net revenue	1,348	1,593	1,387	1,459	1,151	(15%)
Full game	43%	43%	26%	25%	25%
Live services and other	57%	57%	74%	75%	75%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(5)	31	(21)	(5)	(2)
Packaged goods	62	60	(67)	(67)	(14)
Full game	57	91	(88)	(72)	(16)
Live services and other	(92)	337	(43)	3	(225)
Total change in deferred net revenue (online-enabled games) by composition[1]	(35)	428	(131)	(69)	(241)

Net revenue by platform
Console	923	1,163	928	932	714	(23%)
PC & Other	248	261	274	325	249	—
Mobile	177	169	185	202	188	6%
Total net revenue	1,348	1,593	1,387	1,459	1,151	(15%)
GAAP-based financial data
Console	8	388	(143)	(108)	(201)
PC & Other	(32)	24	7	15	(24)
Mobile	(11)	16	5	24	(16)
Total change in deferred net revenue (online-enabled games) by platform[1]	(35)	428	(131)	(69)	(241)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY20	FY20	FY20	FY21	FY21	Change
CASH FLOW DATA
Operating cash flow	37	1,104	498	378	61	65%
Operating cash flow - TTM	1,748	1,898	1,797	2,017	2,041	17%
Capital expenditures	27	28	40	38	25	(7%)
Capital expenditures - TTM	128	135	140	133	131	2%
Repurchase and retirement of common stock	306	305	291	78	—	(100%)
DEPRECIATION
Depreciation expense	30	29	31	31	32	7%
BALANCE SHEET DATA
Cash and cash equivalents	2,940	3,603	3,768	4,013	4,059
Short-term investments	1,943	1,999	1,967	1,947	1,972
Cash and cash equivalents, and short-term investments	4,883	5,602	5,735	5,960	6,031	24%
Receivables, net	856	798	461	507	423	(51%)
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	2
Research and development	61	60	59	66	74
Marketing and sales	10	10	10	11	12
General and administrative	20	20	21	24	25
Total stock-based compensation	92	91	91	102	113